Exhibit 10.27

English Translation

Share Entrustment Agreement

Party A: Lian Zheng Min	Identity Card No.: 332627197205130216

Party B: Dong Xiang Jun	Identity Card No.: 332627196805240190

Party C: Li Xian Shou	Identity Card No.: 330106196808010015

Party D: Wu Yu Cai	Identity Card No.: 332627671104001

(The four parties of this Agreement are each referred to as a “Party”, and collectively as the “Parties”; Party A and Party B are collectively referred to as the “Actual Shareholders”; Party C and Party D are collectively referred to as the “Entrusted Shareholders”)

WHEREAS, Party A, Party B, Party C and Party D are shareholders of Zhejiang Yuhuan Solar Energy Source Co., Ltd. (“Yuhuan”), among them Party A owns 23% equity interest in Yuhuan; Party B owns 18% equity interest in Yuhuan; Party C owns 41% equity interest in Yuhuan; Party D owns 18% equity interest in Yuhuan. Yuhuan currently holds 75% equity interest in Zhejiang Yuhui Solar Energy Source Co., Ltd. (“Yuhui”).

WHEREAS, Party C and Party D jointly incorporated ReneSola Limited (“ReneSola”), a limited liability company legally incorporated and validly existing under the laws of the Cayman Islands, and Party C holds 66% of its shares, and Party D holds 34% of its shares;

WHEREAS, Party C and Party D now propose to acquire all equity interests in Yuhui (including the 75% equity interest held by Yuhuan) via ReneSola, and facilitate ReleSola’s listing on the London AIM securities exchange. Party A and Party B agree to cooperate on this acquisition and overseas listing project.

To reflect all the Parties’ contribution to Yuhuan and Yuhui’s operations, and to allow all the Parties to share the results of this acquisition and overseas listing, all the Parties hereby reach the following agreement after friendly negotiation:

Section 1 Entrustment of Shares

1.1	The Entrusted Shareholders confirm, the Actual Shareholders are entitled to invest in ReneSola and hold the shares of ReneSola.

1.2	The Actual Shareholders agree that they will not actually invest in ReneSola, nor will they actually hold ReneSola’s shares, they entrust the Entrusted Shareholders with full power to invest in ReneSola and hold shares therein in accordance with this Agreement, but they are entitled to enjoy the proceeds relating to the entrusted shares.

1.3	The Parties confirm, Party A is entitled to 23% shares of ReneSola and related rights and interests; he entrusts Party C with full power to hold such shares. Party B is entitled to 18% shares of ReneSola and related rights and interests; he entrusts Party D with full power to hold 16% shares and entrusts Party C with full power to hold 2% shares (the “Entrusted Shares”).

Section 2 Trust Period

2.1	The trust as provided in this Agreement commences from the date that this Agreement is signed and ends when the Actual Shareholders and the Entrusted Shareholders agree to sell the relevant shares.

2.2	Before the listing of ReneSola and thereafter during the lock-up period prohibiting the shareholders or the executives of the company to sell shares that they hold, the Actual Shareholders shall not rescind this Agreement for whatever reason, and shall not request the sale of the Entrusted Shares.

Section 3 Rights and Obligations of the Actual Shareholders

3.1	Rights of the Actual Shareholders

3.1.1	to obtain the proceeds relating to the Entrusted Shares, and such proceeds shall first be obtained by the Entrusted Shareholders and then be arranged to be obtained by the Actual Shareholders after deducting the relevant expenses and taxes;

3.1.2	after entering into agreement with the Entrusted Shareholders, to sell the Entrusted Shares and obtain the proceeds from transferring the Entrusted Shares;

3.1.3	to be informed of the information relating to the asset operation of the Entrusted Shares, including gains and losses, material events of operation changes, etc.

3.2	Obligations of the Actual Shareholders

3.2.1	to assume all the expenses and taxes relating to obtaining and maintaining the Entrusted Shares and its related rights and interests in accordance with the provisions hereof;

3.2.2	to assume the investment losses in accordance with the provisions hereof;

3.2.3	not to assign, to any third party, any of his rights and obligations hereunder or any rights or interests relating to the Entrusted Shares during the term of this Agreement;

3.2.4	not to arbitrarily terminate this Agreement unless otherwise provided herein.

Section 4 Rights and Obligations of the Entrusted Shareholders

4.1	Rights of the Entrusted Shareholders

4.1.1	to deal with the Entrusted Shares in their own names;

4.1.2	to exercise the investor’s rights relating to the Entrusted Shares in their own names, e.g., the rights of operation and decision-making with respect to ReneSola;

4.1.3	to take necessary measures to protect the rights and interests of the Actual Shareholders.

4.2	Obligations of the Entrusted Shareholders

4.2.1	to attend to their duties without any reservation, perform the obligations of good faith and diligence, serve the maximum interests of the Actual Shareholders, and legally protect the asset rights and interests of the Actual Shareholders;

4.2.2	to distribute the proceeds of the shares according to the proportion of the Entrusted Shares;

4.2.3	to distribute the proceeds from transferring the shares according to the proportion of the Entrusted Shares;

4.2.4	to ensure that the Actual Shareholders can timely be informed of the information relating to the asset operation of the Entrusted Shares, including gains and losses, and material events of operation changes;

4.2.5	to compensate the Actual Shareholders for the losses of the Entrusted Shares resulted from his own fault.

Section 5 Expenses and Taxes

5.1	Expenses incurred arising from ReneSola’s listing and operation activities shall be borne by the Parties according to the shareholding proportion.

5.2	The expenses, other expenditure or taxes incurred for the benefit of the Actual Shareholders shall be paid according to the relevant laws and regulations, the Entrusted Shareholders may deduct the above expenses from the proceeds received on behalf of the Actual Shareholders.

Section 6 Termination of the Agreement

6.1	In accordance with this Agreement, during the period that the Entrusted Shares can be sold, the Actual Shareholders may negotiate with the Entrusted Shareholders requesting the Entrusted Shareholders to sell the Entrusted Shares on the public market.

6.2	After reaching an agreement with the Entrusted Shareholders, the Entrusted Shareholders shall sell the Entrusted Shares according to the market price, and pay the Actual Shareholders the proceeds from such sale as soon as possible in compliance with the requirements of the exchange where ReneSola is listed after deducting the relevant expenses and taxes.

6.3	The Actual Shareholders’ request regarding the sale of the Entrusted Shares shall comply with the relevant rules of the exchange where ReneSola is listed, the Entrusted Shareholders are obligated to provide relevant consultation opinion with respect to the above rules.

6.4	After the sale of the Entrusted Shares, this Agreement shall be terminated.

Section 7 Circumstances of Early Termination of the Agreement

7.1	ReneSola is unable to achieve the listing within two years.

7.2	The Entrusted Shareholders conduct a material breach under this Agreement.

If this Agreement is to be terminated in advance due to the above reasons, the notifying Party shall notify the other Party in writing of the termination of this Agreement, and such notice shall be effective immediately upon service.

Section 8 Liabilities of Breach

8.1	Either Party shall assume the losses resulted from his failure to perform all or part of the obligations hereunder. The damages that shall be compensated by the breaching Party shall equal the actual losses incurred by the other Party due to such breach, but such damages shall not exceed the scope foreseeable by the breaching Party when entering into this Agreement. If this breach is caused by the mutual fault of both Parties, both Parties shall assume the liabilities according to their respective fault.

8.2	Each Party shall ensure that the representations and warranties he made when entering into this Agreement and the information or representations that he currently provides or provided in the past are all true and accurate in all material aspects and continue to be so until the date this Agreement is signed.

Section 9 Applicable Law and Dispute Resolution

9.1	The law of the People’s Republic of China shall apply to the entering into, effectiveness, interpretation and performance of this Agreement.

9.2	All Parties shall amicably resolve any dispute with respect to this Agreement or its effectiveness. If any dispute is unable to be resolved within thirty (30) days after one Party’s proposal of amicable resolution, any Party may submit such dispute to Shanghai Arbitration Commission for arbitration. The arbitration shall be final and binding upon both Parties, and the arbitration cost shall be borne by one or both Parties as determined by the arbitration tribunal.

9.3	During the course of the resolution of the dispute through the arbitration procedures, the Parties shall continue to perform the clauses of this Agreement except for the clauses involved in the arbitration.

Section 10 Miscellaneous

10.1	This Agreement shall become effective upon the signature by all Parties. This Agreement shall be signed in four originals, with each Party holding one.

10.2	The Actual Shareholders and the Entrusted Shareholders shall sign written supplemental agreement to provide for any matter not addressed herein.

10.3	All Parties agree that the clauses of this Agreement fall under confidential information. All Parties bear the confidentiality obligations after the termination of this Agreement.

IN WITNESS HEREOF, both Parties of this Agreement hereby execute this Agreement in Shanghai, China on May 2, 2006.

[No text below]

[Signature Page]

Party A:

Signature:	/s/ Lian Zheng Min

Party B:

Signature:	/s/ Dong Xiang Jun

Party C:

Signature:	/s/ Li Xian Shou

Party D:

Signature:	/s/ Wu Yu Cai

Agreement

THIS AGREEMENT (the “Agreement”) is made and entered into as of July     , 2007 by and among:

Party A: Lian Zheng Min	Identity Card No.: 332627197205130216

Party B: Dong Xiang Jun	Identity Card No.: 332627196805240190

Party C: Li Xian Shou	Identity Card No.: 330106196808010015

Party D: Wu Yu Cai	Identity Card No.: 332627671104001

(Each of the above Parties is individually referred to herein as “Party” and are collectively referred to herein as the “Parties”.)

RECITALS

The Parties have entered into a Trust Agreement dated as of May 2, 2006 (“Trust Agreement”), and the Parties desire to enter into this Agreement to clarify certain matters with respect to the Trust Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

1. The Parties hereby acknowledge that there is a typographical error with respect to the word “Cayman Islands” in the second recital paragraph of the Trust Agreement. The correct content should be: “WHEREAS, Party C and Party D jointly incorporated Renesola Limited (“Renesola”), a limited liability company legally incorporated and validly existing under the laws of the British Virgin Islands, and Party C holds 66% of its shares, and Party D holds 34% of its shares.”

2. According to a Deed relating to the Sale and Purchase of Certain Shares in the Issued Share Capital of ReneSola Ltd, by and among the Sellers (as defined therein), Ruixin Holdings Ltd (“Ruixin”), Yuncai Holdings Ltd (“Yuncai”) and Bai Xiao Shu, dated as of 2 August 2006, and amended as restated on 7 March 2007 (the “Deed”), Li Xian Shou, Ruixin, Wu Yu Cai, Yuncai and other parties thereto are obligated to transfer the legal and beneficial interest in certain shares of ReneSola to Bai Xiao Shu at certain agreed dates.

The Parties hereby confirm that the Parties have transferred, pro rata according to the proportion of shares in the capital of ReneSola which it was agreed they would beneficially hold under the terms of the Trust Agreement (notwithstanding the fact that the actual percentage of shares ultimately beneficially held by each of the Parties in each case is different to the percentages set out in the Trust Agreement due to the placing of shares in the capital of ReneSola made at the time of the ReneSola’s admission to the AIM market of London Stock Exchange plc), the legal interest in 300,000 shares in the share capital of ReneSola to Bai Xiao Shu in accordance with the Deed.

3. This Agreement is governed by and shall be construed in accordance with the laws of People’s Republic of China.

[Signature Page]

Party A:

Signature:	/s/ Lian Zheng Min

Party B:

Signature:	/s/ Dong Xiang Jun

Party C:

Signature:	/s/ Li Xian Shou

Party D:

Signature:	/s/ Wu Yu Cai

Date: